                                 FIRST AMENDMENT

         THIS FIRST AMENDMENT dated as of April 22, 1999 (this "Amendment") amends the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (the "Credit Agreement") among U S Liquids Inc. (the "Company"), various financial institutions (the "Banks") and Bank of America National Trust and Savings Association, as Agent (in such capacity, the "Agent"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, the Company, the Banks and the Agent have entered into the Credit Agreement; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1 AMENDMENTS. Subject to the satisfaction of the conditions precedent set forth in SECTION 3, the Credit Agreement shall be amended as follows.

         1.1 ADDITION OF DEFINITION. The following definition is added to
Section 1.1 in appropriate alphabetical sequence:

                  "FOREIGN SUBSIDIARY means each Subsidiary of the Company which is organized under the laws of any jurisdiction other than, and which is conducting the majority of its business outside of, the United States or any state thereof."

         1.2 AMENDMENT OF SECTION 10.9. Section 10.9 is amended in its entirety to read as follows:

                  "10.9 OPERATING LEASES. Not permit the aggregate amount of all rental payments made (or scheduled to be made) on Operating Leases (excluding Operating Leases with a term of three months or less) by the Company and its Subsidiaries (on a consolidated basis) in any Fiscal Year to exceed $6,000,000."

         1.3 AMENDMENTS TO SECTION 10.14. (a) The following language is added to clause (i) of Section 10.14 immediately following the phrase "by execution of a counterpart of the Guaranty":

                  ", PROVIDED that no Foreign Subsidiary shall have an obligation to execute a counterpart of the Guaranty"

         (b) The following language is added immediately preceding the period at the end of Section 10.14:

                  ", and PROVIDED FURTHER that neither the Company nor any Subsidiary shall be required to pledge more than 65% of the stock of any Foreign Subsidiary"

         1.4 AMENDMENT TO SECTION 10.21. The following language is added immediately preceding the semicolon at the end of clause (d) of Section 10.21:

                  "PROVIDED that any intercompany loan or advance by the Company or any Subsidiary (other than a Foreign Subsidiary) to a Foreign Subsidiary shall be evidenced by a promissory note which has been delivered to the Agent pursuant to the Security Agreement and the Debt evidenced thereby shall rank at least PARI PASSU with all other unsecured Debt of such Foreign Subsidiary".

         1.5 ADDITION OF SECTION 10.25. The following new Section 10.25 is added in appropriate numerical sequence:

                  "10.25 FOREIGN SUBSIDIARIES. The Company will not at any time permit more than 7.5% of its consolidated assets to be owned by, or more than 7.5% of its consolidated revenues for any Fiscal Quarter to be earned by, Foreign Subsidiaries."

         1.6 AMENDMENT TO SECTION 14.1. Clause (iv) of the fourth sentence of
Section 14.1 shall be amended by adding an "s" to the word "Document" at the end thereof.

         SECTION 2 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Banks that, after giving effect to the effectiveness hereof, (a) each warranty set forth in Section 9 (excluding Sections 9.6 and 9.8) of the Credit Agreement is true and correct as of the date of the execution and delivery of this Amendment by the Company, with the same effect as if made on such date, and (b) no Event of Default or Unmatured Event of Default exists.

         SECTION 3 EFFECTIVENESS. The amendments set forth in SECTION 1 above shall become effective when the Agent shall have received (a) counterparts of this Amendment executed by the Company and the Required Banks and (b) a Confirmation, substantially in the form of EXHIBIT A, signed by the Company and each Subsidiary.

         SECTION 4 MISCELLANEOUS.

         4.1 CONTINUING EFFECTIVENESS, ETC. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to "Credit Agreement" or similar terms shall refer to the Credit Agreement as amended hereby.

         4.2 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         4.3 GOVERNING LAW. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

         4.4 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon the Company, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Agent and the respective successors and assigns of the Banks and the Agent.

         4.5 AMENDMENT TO COMPANY PLEDGE AGREEMENT. The Required Banks hereby consent to the execution and delivery by the Agent of an amendment to the Company Pledge Agreement substantially in the form of EXHIBIT B.

         Delivered at Chicago, Illinois, as of the day and year first above written.


                                             U S LIQUIDS INC.


                                             By
                                               --------------------------------
                                             Title
                                                  -----------------------------


                                             BANK OF AMERICA NATIONAL TRUST
                                             AND SAVINGS ASSOCIATION, as Agent


                                             By
                                               --------------------------------

                                             Title
                                                  -----------------------------

                                             BANK OF AMERICA NATIONAL TRUST
                                             AND SAVING ASSOCIATION, as
                                             Issuing Bank and as a Bank


                                             By
                                               --------------------------------
                                             Title
                                                  -----------------------------

                                             BANKBOSTON, N.A., as Co-Agent and
                                             as a Bank


                                             By
                                               --------------------------------
                                             Title
                                                  -----------------------------


                                             BANK ONE, as Co-Agent and as a
                                             Bank


                                             By
                                               --------------------------------
                                             Title
                                                  -----------------------------


                                             THE BANK OF NOVA SCOTIA, as Co-
                                             Agent and as a Bank


                                             By
                                               --------------------------------
                                             Title
                                                  -----------------------------


                                             UNION BANK OF CALIFORNIA, N.A.,
                                             as Co-Agent and as a Bank


                                             By
                                               --------------------------------
                                             Title
                                                  -----------------------------


                                             COMERICA BANK, as a Bank


                                             By
                                               --------------------------------
                                             Title
                                                  -----------------------------

                                             FLEET BANK, N.A., as a Bank


                                             By
                                               --------------------------------
                                             Title
                                                  -----------------------------


                                             WELLS FARGO BANK, as a Bank


                                             By
                                               --------------------------------
                                             Title
                                                  -----------------------------


                                             PARIBAS, as a Bank


                                             By
                                               --------------------------------
                                             Title
                                                  -----------------------------


                                             By
                                               --------------------------------
                                             Title
                                                  -----------------------------

                                                                       EXHIBIT A


                                  CONFIRMATION

                           Dated as of April 22, 1999

To: Bank of America National Trust and Savings Association, individually and as Agent, and the other financial institutions party to the Credit Agreement referred to below

         Please refer to (a) the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (the "Credit Agreement") among U S Liquids, various financial institutions (the "Banks") and Bank of America National Trust and Savings Association, as Agent (the "Agent"); (b) the other "Loan Documents" (as defined in the Credit Agreement), including the Guaranty and the Security Agreement; and (c) the First Amendment dated as of April 22, 1999 to the Credit Agreement (the "First Amendment").

         Each of the undersigned hereby confirms to the Agent and the Banks that, after giving effect to the First Amendment and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.


                            U S LIQUIDS INC.

                                         By:___________________________
                            Name Printed:_________________
                            Title:________________________

                            ADVANCED MANAGEMENT SYSTEMS, INC.
                            AMIGO DIVERSIFIED SERVICES, INC.
                            DOMBROWSKI & HOLMES, INC.
                            EARTH BLENDS, INC.
                            GEM MANAGEMENT, INC.
                            MBO, INC.
                            MCS TRANSPORTATION, INC.
                            THE NATIONAL SOLVENT EXCHANGE CORP.
                            NORTHERN A-1 SANITATION SERVICES, INC.
                            PARALLEL PRODUCTS OF FLORIDA, INC.
                            PARALLEL PRODUCTS OF KENTUCKY, INC.
                            RE-CLAIM ENVIRONMENTAL, INC.
                            RE-CLAIM ENVIRONMENTAL LOUISIANA,L.L.C.
                            ROMIC ENVIRONMENTAL TECHNOLOGIES
                                   CORPORATION
                            STA DECANTING, INC.

                            USL FIRST SOURCE, INC.
                            U S LIQUIDS OF ILLINOIS, INC.
                            U S LIQUIDS LP HOLDING CO.
                            U S LIQUIDS NORTHEAST, INC.
                            U S LIQUIDS TERMINAL SERVICES, INC.
                            U S LIQUIDS OF TEXAS, INC.
                            USL CITY ENVIRONMENTAL, INC.
                            USL CITY ENVIRONMENTAL SERVICES
                                   OF FLORIDA
                            USL ENVIRONMENTAL SERVICES, INC.
                            USL GENERAL MANAGEMENT, INC.
                            USL PARALLEL PRODUCTS OF CALIFORNIA
                            WASTE STREAM ENVIRONMENTAL, INC.


                            By:
                               --------------------------------
                            Name:
                                 ------------------------------
                            Title:
                                  -----------------------------


                            U S LIQUIDS OF LA, L.P.

                            By: MBO, Inc.,
                                its General Partner

                            By:
                               --------------------------------
                            Name:
                                 ------------------------------
                            Title:
                                  -----------------------------

                             USL MANAGEMENT LIMITED
                             PARTNERSHIP

                             By:      USL General Management,
                                      Inc., its General Partner

                             By:
                                --------------------------------
                             Name:
                                  ------------------------------
                             Title:
                                   -----------------------------










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